News Release

Cory T. Walker
January 9, 2012 Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC. COMPLETES
ACQUISITION OF ARROWHEAD GENERAL INSURANCE AGENCY, INC.

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced the completion of the previously-announced acquisition by Brown & Brown, Inc. of the parent company of Arrowhead General Insurance Agency, Inc. (“Arrowhead”).

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and related services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, Brown & Brown is ranked by Business Insurance magazine as the United States’ seventh-largest independent insurance intermediary. Brown & Brown’s Web address is www.bbinsurance.com.  Arrowhead’s Web address is www.aarowheadgrp.com.

This press release may contain certain statements relating to future results which are forward-looking statements.  These statements are not historical facts, but instead represent only Brown & Brown’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Brown & Brown’s control.  It is possible that Brown & Brown’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.  Further information concerning Brown & Brown and its business, including factors that potentially could materially affect Brown & Brown’s financial results and condition, as well as its other achievements, is contained in Brown & Brown’s filings with the Securities and Exchange Commission.  All forward-looking statements made herein are made only as of the date of this release, and Brown & Brown does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which Brown & Brown hereafter becomes aware.

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